Exhibit 1.01    Conflict Minerals Report

This is the Conflict Minerals Report of TTM Technologies, Inc. (the “Company” or “TTM”) for the calendar year ended December 31, 2015 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”), the instructions to Form SD. Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this Report, unless otherwise defined herein.

Rule 13p-1 and Form SD require the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain “Conflict Minerals” (as defined below) are present in the products and necessary to the functionality of such products. Form SD defines “Conflict Minerals” as: i)(a) columbite-tantalite (or coltan, the metal ore from which tantalum is extracted), (b) cassiterite (the metal ore from which tin is extracted), (c) gold and (d) wolframite (the metal ore from which tungsten is extracted), or their derivatives, which are currently limited to tantalum, tin and tungsten; or ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”).

(1)	Product Description

TTM is a leading global provider of time-critical and technologically complex printed circuit board (“PCB”) products and electro-mechanical solutions (“E-M Solutions”) populated with electronic components, which include backplane assemblies and serve as the foundation for sophisticated electronic products. The Company provides advanced technology products and offers a one-stop manufacturing solution to customers from engineering support to prototype development through final volume production. The Company serves a diversified customer base in various markets throughout the world, including manufacturers of networking/communications infrastructure products, touch screen tablets and smartphones. The Company also serves aerospace and defense, high-end computing, and industrial/medical industries. The Company’s customers include both original equipment manufacturers (“OEMs”) and electronic manufacturing services (“EMS”) providers.

As a company whose business is the manufacturing and assembly of PCBs and E-M Solutions, TTM is several levels removed from the actual mining and refining of Conflict Minerals. TTM does not purchase raw ore or unrefined Conflict Minerals and makes no direct purchases in the Covered Countries.

Our customers, who may also have a responsibility to conduct due diligence as to the source of Conflict Minerals used in their products, frequently specify the exact materials and components we use, and in many cases specify the suppliers from which we source these minerals and components. As a result, we are limited in our ability to exercise discretion in sourcing certain materials and components. Similarly, our ability to influence the supply chain practices of suppliers selected by our customers is limited. Thus, our ability to change the sourcing of our Conflict Minerals depends on our customers’ selections of suppliers and designs.

(2)	Due Diligence in Accordance with the Organization for Economic Cooperation and Development (the “OECD”) 5-Step Framework

TTM has processes in place for the purpose of exercising due diligence over its supply chain as it relates to minerals from conflict-affected and high risk areas. The design of the due diligence processes conforms substantially to the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for gold and for tin, tantalum and tungsten (the “OECD Guidance”) as it relates to “downstream” purchasers of products and components. The due diligence processes have been described below under sub-headings corresponding to the five-step framework of the OECD Guidance.

Step 1 – Establish Strong Company Management Systems

1.1	TTM has adopted a Conflict Minerals Policy and Statement (the “Policy”). A copy of the Policy, together with a copy of this Form SD and Conflict Minerals Report, can be found on the Company’s website at www.ttm.com/about/about_ethics_governance.aspx. The content of our website as referred to in this Form and Report is included for general information only and is not incorporated by reference herein. In accordance with the Policy, TTM is continuing to review its suppliers’ declarations and has sought their cooperation and assistance in ensuring that the Conflict Minerals used in TTM products are sourced reliably and responsibly. However, as noted in the Policy and above, TTM’s purchasing decisions are limited by the level of cooperation it receives from suppliers in sourcing responsibly from non-conflict areas.

1.2	TTM has a Conflict Minerals Steering Committee (Steering Committee) to review and enhance the cross-functional working group (the “Working Group”) tasked with developing policies and procedures consistent with the OECD Guidance.

1.3	In accordance with the requirements of Rule 13p-1 and the instructions to Form SD, the Working Group annually reviews the Company’s PCB and E-M Solution products, all of which are manufactured to customer specifications, to determine if they contain Conflict Minerals necessary to the products’ generally expected functions, use, purpose or production.

1.4	The Working Group concluded that the bare PCBs may contain either gold or tin in surface finishes, and the E-M Solutions products manufactured in 2015 may contain any of the four Conflict Minerals in components.

Step 2 – Identify and Assess Risks in the Supply Chain

2.1	The Working Group has identified the suppliers of the chemistries and components that contain Conflict Minerals in TTM’s products and conducted a supply-chain survey to obtain source smelter identification from its suppliers of Conflict Minerals using the standard conflict minerals reporting template (“CMRT”) published by the Conflict Free Sourcing Initiative (“CFSI”) (formerly the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative (“EICC-GeSI”)).

2.2	The CMRT was distributed to all identified suppliers of components or materials containing Conflict Minerals to determine the country of origin of the Conflict Minerals contained therein; whether such Conflict Minerals were sourced from recycled or scrap materials; or whether such Conflict Minerals were otherwise outside of the supply chain as of December 31, 2015. The CMRT requested information on Conflict Minerals in components or materials supplied to TTM during calendar year 2015 and contained representations as to the source and origin of the necessary Conflict Minerals contained in the relevant products.

2.3	In addition to identifying suppliers of Conflict Minerals to the Company and conducting the supply-chain survey, TTM’s diligence measures included requesting suppliers to declare if any Conflict Minerals utilized in their products originate in the Covered Countries.

2.4	Smelters and refiners identified in the supply-chain survey were compared to the list of smelters that have been validated as “conflict free” by the CFSI.

2.5	Tracking of supplier responses was updated weekly and follow-up with unresponsive suppliers was conducted as needed. 100% of PCB suppliers and 97% of E-M Solutions suppliers submitted CMRTs.

2.6	Through this supplier survey process, TTM learned that 100% of its PCB suppliers identified all of their source smelters of conflict minerals, but only 84% of suppliers for its E-M Solutions products reported having identified all of their source smelters. TTM is continuing to work with such suppliers to obtain complete and accurate information relating to the source smelters.

Step 3 – Design and Implement a Strategy to Respond to Identified Risks

3.1	Results of the supplier survey program were reviewed with senior management monthly from September 2015 to April 2016.

3.2	Suppliers that were non-responsive were reviewed with purchasing and sales management for continued business.

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3.3	As the Company reported for the year ended December 31, 2014, some of its source smelters for tantalum, tin, tungsten and gold source some portion of their feedstock ores from the Covered Countries. For the calendar year ended December 31, 2015, these smelters included:

Tantalum	Conghua Tantalum and Niobium Smeltry	-	China
	Douluoshan Sapphire Rare Metal Co Ltd	-	China
	F & X Electro & Resource Ltd.	-	China
	JiuJiang JinXin Nonferrous Metals Co., Ltd.	-	China
	Jiujiang Tanbre Co., Ltd.	-	China
	Ningxia Orient Tantalum Industry Co., Ltd.	-	China
	Taki Chemicals	-	Japan
	ULBA Metallurgical Plant JSC	-	Kazakhstan
	Zhuzhou Cemented Carbide	-	China
	KEMET Blue Metals	-	Mexico
	H.C. Starck Co., Ltd.	-	Thailand
	H.C. Starck GmbH Goslar	-	Germany
	H.C. Starck GmbH Laufenburg	-	Germany
	H.C. Starck Smelting GmbH & Co. KG	-	Germany
	Global Advanced Metals Boyertown	-	United States
	Global Advanced Metals Aizu	-	Japan
	KEMET Blue Powder	-	United States

Tin	Malaysia Smelting Corporation (MSC)	-	Malaysia
	PT Bukit Timah	-	Indonesia
	Thaisarco	-	Thailand
	Phoenix Metal Ltd.	-	Rwanda

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	-	Vietnam
	WBH,Wolfram	-	Austria
	Xiamen H.C.	-	China
	Asia Tungsten Products Vietnam Ltd.	-	Vietnam

Gold	Argor-Heraeus S.A.	-	Switzerland
	PAMP S.A.	-	Switzerland
	Rand Refinery (Pty) Ltd.	-	South Africa
	MMTC-PAMP India Pvt., Ltd.	-	India

The smelters listed directly above have been audited in accordance with the CFSI audit program and found to be compliant. The lone exception is for Phoenix Metal Ltd. which has committed to and is currently engaged in the audit process according to CFSI. TTM has no reason to otherwise believe that any of these conflict minerals financed or benefited armed groups that operate in the covered countries of the DRC region.

3.4	As noted above, the Company’s supply chain survey did not yield complete source-smelter information from a number of customer-specified suppliers of Conflict Minerals for TTM’s E-M Solutions products. The Company is continuing its efforts to work with such suppliers to ensure complete information is provided to the Company, including the country of origin of the relevant Conflict Minerals and the identity of the source smelters used to process the minerals. As additional information is obtained, the Company will undertake to determine whether such smelters have been certified by CFSI as “conflict-free” or otherwise. In connection with such continuing diligence, the Company intends to increase education of and outreach to its suppliers.

Step 4 – Carry Out Independent Third-Party Audit (IPSA) of Smelter/Refiner’s Due Diligence Practices

4.1	TTM supports the CFSI conflict free smelter program as well as the development and implementation of due diligence practices and tools such as the CMRT. TTM analyzed the data received on smelters and refiners and

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compared such information against the list of facilities that have received a “conflict free” designation from the CFSI. However, due to the structure of the Company’s supply chain as noted in the Policy and above, there are generally multiple tiers of suppliers between TTM and the smelters and refiners in the supply chain, and TTM does not purchase raw ore or unrefined Conflict Minerals or make any direct purchases in the Covered Countries. Therefore, as contemplated by the OECD Guidance for “downstream” companies, TTM has not performed its own audits of smelters or refiners. TTM will obtain an IPSA as and when required by Form SD.

Step 5 – Report Annually on Supply Chain Due Diligence

5.1	TTM submitted its Form SD with Exhibit 1.01 for the reporting period ended December 31, 2014 to the SEC and posted same on TTM’s external web site on May 14, 2015.

(3)    Products

The Company has identified the following products that may contain Conflict Minerals necessary to the functionality or production of products manufactured, or contracted to manufacture:

As noted in section (1) above, TTM products are the following:

1.	Bare Printed circuit boards fabricated to customer specifications, including procurement of heat sinks and their attachments, where applicable, and

2.	Electro-Mechanical Solutions including printed circuit assemblies assembled to customer specified bills of materials using customer controlled components from customer approved vendor lists and any other products assembled to customer design and using customer specified suppliers.

As shown in Appendix I, all PCB suppliers not only identified all of their source smelters for gold and tin that are used in PCB surface finishes, but also 63 of 64 source smelters have been audited by CFSI, and the remaining tin smelter is actively seeking CFSI validation. Therefore, in the near future, all of TTM’s PCB conflict minerals source smelters may be validated by CFSI as conflict-free smelters.

(4)    Summary

TTM’s reasonable country of origin inquiry is based on third party audit information and, to the extent that audited information is not available, it draws on additional information that TTM and others have collected. To the extent reasonably possible, TTM has documented the country of origin of identified smelters and refiners based on information from the CFSI, surveys of smelters and refiners, and/or third party reviews of publicly available information. However, some country of origin information has not been audited by a third party because, among other reasons, applicable smelters and refiners have gone out of operation before completing a third party audit, smelters and refiners have not gone through a third party audit, or the third party audit does not yet include reporting of country of origin information. TTM believes that the applicable conflict minerals smelters for 100% of its PCB product supplies have been identified, but available supplier information indicates that this is not yet true for its E-M Solutions products. Nevertheless, based on the information provided by TTM’s suppliers, smelters, and refiners, as well as from the CFSI and other sources, TTM believes that the Conflict Minerals contained in its products were processed in the countries listed in the Annexes below and has indicated where the smelters have previously been audited by CFSI and found to be sourcing conflict free, or are working with CFSI to be audited in the future.

TTM’s customers, who may also have a responsibility to conduct due diligence as to the source of Conflict Minerals used in their products, frequently specify the exact materials, components and suppliers we use, which limits our ability to exercise discretion in sourcing certain materials and components, and our ability to influence the supply chain practices of suppliers. Accordingly, the Company’s success in making determinations about the potential presence of Conflict Minerals in its products depends upon various factors including, but not limited to, (i) the respective due diligence efforts of its suppliers and their supply chain; (ii) such suppliers’ respective willingness, whether public or private entities, to disclose such information to the Company; and (iii) the ability of the involved entities to make their determinations in accordance with nationally or internationally recognized standards, including the Guidance provided by the OECD. The failure to obtain reliable information from any level of TTM’s supply chain could have a material impact on the Company’s future ability to report on the presence of Conflict Minerals with any degree of certainty. There can be no assurance that the Company’s suppliers will continue to cooperate with diligence inquiries and requests for certifications or provide documentation or other evidence that TTM considers reliable or in a time frame sufficient to allow the Company to make its own assessment following appropriate further diligence measures, if any.

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Appendix I

Source conflict minerals smelters for PCB global operations during 2015

Appendix II

Source conflict minerals smelters for E-M Solutions global operations during 2015

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Appendix I

Conflict Minerals Sources to TTM PCB Global Operations

2015

Metal (*)	Metal Total	Smelter Name (*)	Smelter Country (*)	Validated CFS?
Gold		AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Y
Gold		Argor-Heraeus SA	SWITZERLAND	Y
Gold		CCR Refinery – Glencore Canada Corporation	CANADA	Y
Gold		Chimet S.p.A.	ITALY	Y
Gold		Heimerle + Meule GmbH	GERMANY	Y
Gold		Heraeus Ltd. Hong Kong	CHINA	Y
Gold		Heraeus Precious Metals GmbH & Co. KG	GERMANY	Y
Gold		Johnson Matthey Inc.	UNITED STATES	Y
Gold		Materion	UNITED STATES	Y
Gold		Metalor Technologies (Hong Kong) Ltd.	CHINA	Y
Gold		Metalor Technologies SA	SWITZERLAND	Y
Gold		Metalor USA Refining Corporation	UNITED STATES	Y
Gold		METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	Y
Gold		Ohio Precious Metals, LLC	UNITED STATES	Y
Gold		PAMP SA	SWITZERLAND	Y
Gold		Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Y
Gold		Republic Metals Corporation	UNITED STATES	Y
Gold		Royal Canadian Mint	CANADA	Y
Gold		Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Y
Gold		Sumitomo Metal Mining Co., Ltd.	JAPAN	Y
Gold		Tanaka Kikinzoku Kogyo K.K.	JAPAN	Y
Gold		The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Y
Gold		Umicore SA Business Unit Precious Metals Refining	BELGIUM	Y
Gold		United Precious Metal Refining, Inc.	UNITED STATES	Y
Gold		Valcambi SA	SWITZERLAND	Y
Gold		Western Australian Mint trading as The Perth Mint	AUSTRALIA	Y
Gold		Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Y
Gold	27	PCB Gold Source Smelters
Tin		Alpha	UNITED STATES	Y
Tin		Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Y
Tin		CV Serumpun Sebalai	INDONESIA	Y
Tin		CV United Smelting	INDONESIA	Y
Tin		CV Venus Inti Perkasa	INDONESIA	Y
Tin		Dowa	JAPAN	Y
Tin		EM Vinto	BOLIVIA	Y
Tin		Fenix Metals	POLAND	Y
Tin		Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Y
Tin		Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Y
Tin		Malaysia Smelting Corporation (MSC)	MALAYSIA	Y
Tin		Mineração Taboca S.A.	BRAZIL	Y
Tin		Minsur	PERU	Y
Tin		Mitsubishi Materials Corporation	JAPAN	Y
Tin		Operaciones Metalurgical S.A.	BOLIVIA	Y
Tin		PT Aries Kencana Sejahtera	INDONESIA	Y
Tin		PT Bangka Tin Industry	INDONESIA	Y
Tin		PT Bukit Timah	INDONESIA	Y
Tin		PT DS Jaya Abadi	INDONESIA	Y
Tin		PT Eunindo Usaha Mandiri	INDONESIA	Y
Tin		PT Inti Stania Prima	INDONESIA	Y
Tin		PT Mitra Stania Prima	INDONESIA	Y
Tin		PT Panca Mega Persada	INDONESIA	Y

Appendix I – Page 1

Tin		PT Refined Bangka Tin	INDONESIA	Y
Tin		PT Sariwiguna Binasentosa	INDONESIA	Y
Tin		PT Stanindo Inti Perkasa	INDONESIA	Y
Tin		PT Timah (Persero) Tbk Kundur	INDONESIA	Y
Tin		PT Timah (Persero) Tbk Mentok	INDONESIA	Y
Tin		PT Tinindo Inter Nusa	INDONESIA	Y
Tin		Thaisarco	THAILAND	Y
Tin		White Solder Metalurgia e Mineração Ltda.	BRAZIL	Y
Tin		Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Active
Tin		Yunnan Tin Group (Holding) Company Limited	CHINA	Y
Tin	33	PCB Tin Smelters
	60	Total PCB Source Smelters

Appendix I – Page 2

Appendix II

Conflict Minerals Sources to E-M Solutions Global Operations

2015

Metal (*)	Metal Total	Smelter Name (*)	Smelter Country (*)	Validated CFS?
Gold		Advanced Chemical Company	UNITED STATES	Active
Gold		Aida Chemical Industries Co., Ltd.	JAPAN	Y
Gold		Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold		Al Etihad Gold Refinery DMCC	UAE
Gold		Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Y
Gold		Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Active
Gold		AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Y
Gold		Argor-Heraeus SA	SWITZERLAND	Y
Gold		Asahi Pretec Corporation	JAPAN	Y
Gold		Asaka Riken Co., Ltd.	JAPAN	Y
Gold		Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold		AURA-II	UNITED STATES
Gold		Aurubis AG	GERMANY	Y
Gold		BALORE REFINERSGA	INDIA
Gold		Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Y
Gold		Bauer Walser AG	GERMANY
Gold		Boliden AB	SWEDEN	Y
Gold		C. Hafner GmbH + Co. KG	GERMANY	Y
Gold		Caridad	MEXICO
Gold		CCR Refinery – Glencore Canada Corporation	CANADA	Y
Gold		Cendres + Métaux SA	SWITZERLAND	Active
Gold		Changsha South Tantalum Niobium Co., Ltd.	CHINA
Gold		Chimet S.p.A.	ITALY	Y
Gold		China Golddeal Investment Co., Ltd	CHINA
Gold		China National Gold Group Corp.	CHINA
Gold		Chugai Mining	JAPAN
Gold		CID002863	INDIA
Gold		Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Active
Gold		Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold		Do Sung Corporation	KOREA, REPUBLIC OF	Active
Gold		Doduco	GERMANY	Y
Gold		Dowa	JAPAN	Y
Gold		Eco-System Recycling Co., Ltd.	JAPAN	Y
Gold		electro metals	UNITED STATES
Gold		Emirates Gold DMCC	UAE	Y
Gold		ERCEI	France
Gold		Faggi Enrico S.p.A.	ITALY	Active
Gold		Feinhütte Halsbrücke GmbH	Germany
Gold		Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold		Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold		Gansu-based Baiyin Nonferrous Metals Corporation (BNMC)	CHINA
Gold		Geib Refining Corporation	UNITED STATES	Active
Gold		Guangdong Jinding Gold Limited	CHINA
Gold		Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold		Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA

Appendix II – Page 1

Gold	Hawkins Inc	UNITED STATES
Gold	Heesung Catalysts	KOREA, REPUBLIC OF
Gold	Heimerdinger	GERMANY
Gold	Heimerle + Meule GmbH	GERMANY	Y
Gold	Henan Sanmenxia Lingbao Jinyuan Mining Co., Ltd.	CHINA
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold	Heraeus Ltd. Hong Kong	CHINA	Y
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Y
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	Hutti Gold Mines Co.	INDIA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	inovan gmbh	GERMANY
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Y
Gold	Istanbul Gold Refinery	TURKEY	Y
Gold	Japan Mint	JAPAN	Y
Gold	Jiangxi Copper Company Limited	CHINA	Y
Gold	Jin Jinyin refining company limited	CHINA
Gold	Johnson Matthey Inc.	UNITED STATES	Y
Gold	Johnson Matthey Limited	CANADA	Y
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Y
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Y
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Y
Gold	K.A Rasmussen as	NORWAY
Gold	Kaloti Precious Metals	UAE
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN	Y
Gold	Kennecott Utah Copper LLC	UNITED STATES	Y
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	Active
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Y
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF	Active
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Y
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES	Y
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Y
Gold	Mead Metals	UNITED STATES
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Y
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Y
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Active
Gold	Metalor Technologies SA	SWITZERLAND	Y
Gold	Metalor USA Refining Corporation	UNITED STATES	Y
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	Y
Gold	Minsur Mines	PERU

Appendix II – Page 2

Gold		Mitsubishi Materials Corporation	JAPAN	Y
Gold		Mitsui Mining and Smelting Co., Ltd.	JAPAN	Y
Gold		MMTC-PAMP India Pvt., Ltd.	INDIA	Y
Gold		Morris and Watson	NEW ZEALAND
Gold		Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Y
Gold		MPF	France
Gold		Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Y
Gold		Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Active
Gold		Nihon Material Co., Ltd.	JAPAN	Y
Gold		Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Y
Gold		Ohio Precious Metals, LLC	UNITED STATES	Y
Gold		Ohura Precious Metal Industry Co., Ltd.	JAPAN	Y
Gold		OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	Y
Gold		OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold		OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Y
Gold		PAMP SA	SWITZERLAND	Y
Gold		Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold		Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Y
Gold		PT Aneka Tambang (Persero) Tbk	INDONESIA	Y
Gold		PX Précinox SA	SWITZERLAND	Y
Gold		Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Y
Gold		Remondis Argentia	NETHERLANDS
Gold		Republic Metals Corporation	UNITED STATES	Y
Gold		Royal Canadian Mint	CANADA	Y
Gold	119	Sabin Metal Corp.	UNITED STATES
Gold		Samduck Precious Metals	KOREA, REPUBLIC OF	Active
Gold		SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold		Sanmenxia HengSheng	CHINA
Gold		SAXONIA Edelmetalle GmbH	GERMANY	Active
Gold		Schone Edelmetaal	NETHERLANDS	Y
Gold		SEMPSA Joyería Platería SA	SPAIN	Y
Gold		Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold		Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Y
Gold		Shandong Zhaoyuan	CHINA
Gold		Shangdong Humon Smelting Co., Ltd.	CHINA
Gold		Shanghai Gold Exchan	CHINA
Gold		Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold		Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Y
Gold		Singway Technology Co., Ltd.	TAIWAN	Y
Gold		So Accurate Group, Inc.	UNITED STATES
Gold		SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Y
Gold		Solar Applied Materials Technology Corp.	TAIWAN	Y
Gold		Sumitomo Metal Mining Co., Ltd.	JAPAN	Y
Gold		Super Dragon Technology Co., Ltd.	TAIWAN
Gold		T.C.A S.p.A	ITALY	Y
Gold		Taizhou Chang San Jiao Electric Company	CHINA
Gold		Tanaka Kikinzoku Kogyo K.K.	JAPAN	Y
Gold		The Great Wall Gold and Silver Refinery of China	CHINA
Gold		The Hutti Gold Company	INDIA
Gold		The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Y

Appendix II – Page 3

Gold		Tokuriki Honten Co., Ltd.	JAPAN	Y
Gold		Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold		Torecom	KOREA, REPUBLIC OF	Active
Gold		Umicore Brasil Ltda.	BRAZIL	Y
Gold		Umicore Precious Metals Thailand	THAILAND	Y
Gold		Umicore SA Business Unit Precious Metals Refining	BELGIUM	Y
Gold		United Precious Metal Refining, Inc.	UNITED STATES	Y
Gold		Valcambi SA	SWITZERLAND	Y
Gold		W.C. Heraeus GmbH	GERMANY
Gold		WATANABE ELECTRIC	JAPAN
Gold		WATANABE PLATING	JAPAN
Gold		Western Australian Mint trading as The Perth Mint	AUSTRALIA	Y
Gold		WIELAND Edelmetalle GmbH	GERMANY	Active
Gold		Yamamoto Precious Metal Co., Ltd.	JAPAN	Y
Gold		Yantai Zhaojinlufu	CHINA
Gold		Yokohama Metal Co., Ltd.	JAPAN	Y
Gold		Yunnan Copper Industry Co., Ltd.	CHINA
Gold		Yunnan Metallurgical	CHINA
Gold		zhaojinjinyinyelian	CHINA
Gold		Zhongkuang Gold Industry Co., Ltd.	CHINA
Gold		Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Y
Gold		Zhuzhou Smelting Group Co., Ltd.	CHINA
Gold		Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Y
Gold			CHINA
Gold			CHINA
Gold			CHINA
Gold	170	Assembly Reported Gold Smelters
Tantalum		A.L.M.T. TUNGSTEN Corp.	JAPAN
Tantalum		A.M.P.E.R.E. Deutsch	GERMANY
Tantalum		Advanced Metallurgical Group N.V. (AMG)	UNITED STATES
Tantalum		AGL	UNITED STATES
Tantalum		ALMT	CHINA
Tantalum		BÖHLER Schmiedetechn	AUSTRIA
Tantalum		Changsha South Tantalum Niobium Co., Ltd.	CHINA	Y
Tantalum		Chaozhou Xianglu Tun	CHINA
Tantalum		China National Nonfe	China
Tantalum		Conghua Tantalum and Niobium Smeltry	CHINA	Y
Tantalum		D Block Metals, LLC	UNITED STATES	Y
Tantalum		Designed Alloy Produ	UNITED STATES
Tantalum		Duoluoshan	CHINA	Y
Tantalum		Exotech Inc.	UNITED STATES	Y
Tantalum		F&X Electro-Materials Ltd.	CHINA	Y
Tantalum		FIR Metals & Resource Ltd.	CHINA	Y
Tantalum		Global Advanced Metals Aizu	JAPAN	Y
Tantalum		Global Advanced Metals Boyertown	UNITED STATES	Y
Tantalum		GTP Corp.	UNITED STATES
Tantalum		Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Y
Tantalum		Guixi smelting plant	China
Tantalum		Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum		H.C. Starck Co., Ltd.	THAILAND	Y
Tantalum		H.C. Starck GmbH Goslar	GERMANY	Y
Tantalum		H.C. Starck GmbH Laufenburg	GERMANY	Y
Tantalum		H.C. Starck Hermsdorf GmbH	GERMANY	Y
Tantalum		H.C. Starck Inc.	UNITED STATES	Y
Tantalum		H.C. Starck Ltd.	JAPAN	Y

Appendix II – Page 4

Tantalum		H.C. Starck Smelting GmbH & Co.KG	GERMANY	Y
Tantalum		Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Y
Tantalum		Heraeus Material Technology GmbH null KG (Heraeus Holding GmbH)	GERMANY
Tantalum		Hi-Temp Specialty Metals, Inc.	UNITED STATES	Y
Tantalum		Jade-Sterling	UNITED STATES
Tantalum		Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Y
Tantalum		JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Y
Tantalum		Jiujiang Tanbre Co., Ltd.	CHINA	Y
Tantalum		Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Y
Tantalum		KEMET Blue Metals	MEXICO	Y
Tantalum		KEMET Blue Powder	UNITED STATES	Y
Tantalum		Kennametal inc	UNITED STATES
Tantalum		King-Tan Tantalum Industry Ltd.	CHINA	Y
Tantalum		LSM Brasil S.A.	BRAZIL	Y
Tantalum		Metallurgical Products India Pvt., Ltd.	INDIA	Y
Tantalum		Mineração Taboca S.A.	BRAZIL	Y
Tantalum		Mitsui Mining & Smelting	JAPAN	Y
Tantalum		Molycorp Silmet A.S.	ESTONIA	Y
Tantalum		Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Y
Tantalum		Plansee SE Liezen	AUSTRIA	Y
Tantalum		Plansee SE Reutte	AUSTRIA	Y
Tantalum		PM Kalco Inc	UNITED STATES
Tantalum		QuantumClean	UNITED STATES	Y
Tantalum		Resind Indústria e Comércio Ltda	BRAZIL	Y
Tantalum		RFH Tantalum Smeltry Co., Ltd.	CHINA	Y
Tantalum		SANDVIK HARD MAT.	France
Tantalum		Shanghai Jiangxi Metals Co. Ltd	China
Tantalum		Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Y
Tantalum		Taki Chemicals	JAPAN	Y
Tantalum		Tantalum Mining Corp. of Canada Ltd	CANADA
Tantalum		Telex Metals	UNITED STATES	Y
Tantalum		Tranzact, Inc.	UNITED STATES	Y
Tantalum		Ulba Metallurgical Plant JSC	KAZAKHSTAN	Y
Tantalum		WBH AG	AUSTRIA
Tantalum		XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Y
Tantalum		Yao gang xian mining	CHINA
Tantalum		Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Y
Tantalum		Zhuzhou Cemented Carbide	CHINA	Y
Tantalum	66	Assembly Reported Tantalum Smelters
Tin		AFICA	France
Tin		ALLTECH METAL	France
Tin		Alpha	UNITED STATES	Y
Tin		AMPERE	France
Tin		An Vinh Joint Stock Mineral Processing Company	VIETNAM	Active
Tin		Atlas Pacific	UNITED STATES
Tin		Aurubis Netherlands	NETHERLANDS
Tin		B T Solders Pvt Ltd	INDIA
Tin		BALVER ZINN	GERMANY
Tin		Best Metais e Solda	BRAZIL
Tin		Brinkmann Chemie AG	GERMANY
Tin		CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	BRAZIL
Tin		Chemtreat Consultant	INDIA
Tin		Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Active
Tin		CHIA FAR	TAIWAN

Appendix II – Page 5

Tin	China Tin Group Co., Ltd.	CHINA	Y
Tin	CIMSA, S.A.	SPAIN
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Colonial Metals	UNITED STATES
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Y
Tin	COPPER 100	BRAZIL
Tin	CV Ayi Jaya	INDONESIA	Y
Tin	CV Dua Sekawan	INDONESIA	Active
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV Gita Pesona	INDONESIA	Y
Tin	CV Serumpun Sebalai	INDONESIA	Y
Tin	CV United Smelting	INDONESIA	Y
Tin	CV Venus Inti Perkasa	INDONESIA	Y
Tin	Dowa	JAPAN	Y
Tin	Dr.ing.Max Schloette	GERMANY
Tin	Eagle Brass	UNITED STATES
Tin	Egli Fischer	SWITZERLAND
Tin	Electroloy Metal (Shenzhen) Co. ltd.	CHINA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	Active
Tin	Elmet S.L.U (Metallo Group)	SPAIN	Y
Tin	EM Vinto	BOLIVIA	Y
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND	Y
Tin	Fuji Metal Mining Corp.	TAIWAN
Tin	Furukawa Electric	JAPAN
Tin	GA AVRIL	UNITED STATES
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Active
Tin	Gejiu Jinye Mineral Company	CHINA	Active
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Active
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Y
Tin	Gejiu YunXin Colored Electrolysis Ltd	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Active
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Glencore	CANADA
Tin	Global Advanced Metals Pty Ltd	AUSTRALIA
Tin	H. Kramer & Co.	UNITED STATES
Tin	Hayes Metals Pty Ltd	NEW ZEALAND
Tin	HongQiao metal parts	CHINA
Tin	HUAHONG CO., LTD	CHINA
Tin	Huanggang Tongding	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Active
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Impag AG CH-Zürich	SWITZERLAND
Tin	Ind. Minera Mexico	MEXICO
Tin	Indonesia Tin Corp	INDONESIA
Tin	Ing.Josef Kořínek	CZECH REPUBLIC
Tin	i-TSCL	GERMANY
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Y
Tin	Jiangxi Shunda Huichang Kam Tin Co., Ltd.	CHINA
Tin	KARAS PLATING LTD	UNITED KINGDOM
Tin	KIESOW DR. BRINKMANN	GERMANY
Tin	KME France	FRANCE
Tin	KME Germany	GERMANY

Appendix II – Page 6

Tin	Koepp Schaum GmbH	GERMANY
Tin	Kunshan Chengli Tin Co., Ltd	CHINA
Tin	Laibin Huaxi Smelting Co., Ltd	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	M&R Claushuis BV	NETHERLANDS
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Y
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Y
Tin	MANAAS MEYERLARGICAL	INDIA
Tin	MBO	FRANCE
Tin	MEDEKO CAST s.r.o.	SLOVAKIA (Slovak Republic)
Tin	Melt Metais e Ligas S/A	BRAZIL	Y
Tin	Metallic Resources, Inc.	UNITED STATES	Y
Tin	Metallo-Chimique N.V.	BELGIUM	Y
Tin	Metallum Metal Tradi	SWITZERLAND
Tin	Minchai Metal Indust	TAIWAN
Tin	Mineração Taboca S.A.	BRAZIL	Y
Tin	Mineral-Metal s.r.o.	CZECH REPUBLIC
Tin	Minsur	PERU	Y
Tin	Mitsubishi Materials Corporation	JAPAN	Y
Tin	Monette	GERMANY
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Neuhaus	GERMANY
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	Active
Tin	Nippon Micrometal Corp.	JAPAN
Tin	Nohon Superior Co.,	JAPAN
Tin	Norteña de Metales, SA	Spain
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Y
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Y
Tin	Operaciones Metalugicas SA.	INDONESIA
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Y
Tin	Phoenix Metal Ltd.	RWANDA	Active
Tin	PIREKS	TURKEY
Tin	Prifer Com de Sucata	BRAZIL
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA	Y
Tin	PT Artha Cipta Langgeng	INDONESIA	Y
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Y
Tin	PT Babel Inti Perkasa	INDONESIA	Y
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA	Y
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA	Y
Tin	PT Belitung Industri Sejahtera	INDONESIA	Y
Tin	PT BilliTin Makmur Lestari	INDONESIA	Y
Tin	PT Bukit Timah	INDONESIA	Y
Tin	PT Cipta Persada Mulia	INDONESIA	Y
Tin	PT DS Jaya Abadi	INDONESIA	Y
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Y
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA	Y
Tin	PT Justindo	INDONESIA	Y
Tin	PT Karimun Mining	INDONESIA	Active
Tin	PT Mitra Stania Prima	INDONESIA	Y

Appendix II – Page 7

Tin		PT Panca Mega Persada	INDONESIA	Y
Tin		PT Pelat Timah Nusantara Tbk	INDONESIA
Tin		PT Prima Timah Utama	INDONESIA	Y
Tin		PT Refined Bangka Tin	INDONESIA	Y
Tin		PT Sariwiguna Binasentosa	INDONESIA	Y
Tin		PT Seirama Tin Investment	INDONESIA
Tin		PT Stanindo Inti Perkasa	INDONESIA	Y
Tin		PT Sukses Inti Makmur	INDONESIA	Y
Tin		PT Sumber Jaya Indah	INDONESIA	Y
Tin		PT Supra Sukses Trinusa	INDONESIA
Tin		PT Timah (Persero) Tbk Kundur	INDONESIA	Y
Tin		PT Timah (Persero) Tbk Mentok	INDONESIA	Y
Tin		PT Tinindo Inter Nusa	INDONESIA	Y
Tin		PT Tirus Putra Mandiri	INDONESIA
Tin		PT Tommy Utama	INDONESIA	Y
Tin		PT Wahana Perkit Jaya	INDONESIA	Y
Tin		Resind Indústria e Comércio Ltda	BRAZIL	Y
Tin		REYNOLDS	FRANCE
Tin		Rui Da Hung	TAIWAN	Y
Tin		SAN-ETSU METALS	JAPAN
Tin		SARBAK	TURKEY
Tin		Senju Metal Industry Co., Ltd.	MALAYSIA
Tin		Sevotrans	GERMANY
Tin		Shanghai Hubao Coppe	CHINA
Tin		Sipi Metals Corp	UNITED STATES
Tin		Smclting&Refining	THAILAND
Tin		Soft Metais Ltda.	BRAZIL	Y
Tin		SORIMETAL	FRANCE
Tin		Super Ligas	BRAZIL
Tin		swissmetal	SWITZERLAND
Tin		Swopes Salvage	UNITED STATES
Tin		Tambang Timah	INDONESIA
Tin		Teck Metals Ltd	CANADA
Tin		Termomecanica	BRAZIL
Tin		Thaisarco	THAILAND	Y
Tin		ThyssenKrupp	GERMANY
Tin		Timah	INDONESIA
Tin		TODINI AND CO SPA	ITALY
Tin		Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	Active
Tin		Univertical Corp	UNITED STATES
Tin		Vitkovicke slevarny	CZECH REPUBLIC
Tin		VQB Mineral and Trading Group JSC	VIETNAM	Y
Tin		Watanabe Plating co.	JAPAN
Tin		Westfalenzinn J. Jos	GERMANY
Tin		Westmetall GmbH & Co.KG	GERMANY
Tin		White Solder Metalurgia e Mineração Ltda.	BRAZIL	Y
Tin		Wieland Metals	UNITED STATES
Tin		Winter Metalle GmbH	GERMANY
Tin		Xianghualing Tin Industry Co., Ltd.	CHINA
Tin		Yifeng Tin Industry (Chenzhou) Co Ltd	CHINA
Tin		Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Active
Tin		Yunnan Gejiu Jinye Minerals	CHINA
Tin		Yunnan Tin Group (Holding) Company Limited	CHINA	Y
Tin			CHINA
Tin	178	Assembly Reported Tin Smelters
Tungsten		A.L.M.T. TUNGSTEN Corp.	JAPAN	Y

Appendix II – Page 8

Tungsten	ACL Metais Eireli	BRAZIL	Active
Tungsten	Alloys Imphy	France
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	Y
Tungsten	AVX Corporation	UNITED STATES
Tungsten	Cabot Corporation	UNITED STATES
Tungsten	Canon-Muskegon Corp	UNITED STATES
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Y
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Y
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Exotech.Inc	KAZAKHSTAN
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Y
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Y
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Y
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Y
Tungsten	Ganzhou Sinda W&MO Co.,Ltd	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Y
Tungsten	Gerard Daniel Worldw	UNITED STATES
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Y
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Y
Tungsten	H.C. Starck GmbH	GERMANY	Y
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Y
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	Y
Tungsten	Hunan Chuangda Metallurgy Group Co. Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Y
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	Active
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Y
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Y
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Y
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Active
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Y
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Active
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Active
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Y
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Active
Tungsten	Jiujiang Tanbre	CHINA
Tungsten	Kennametal Fallon	UNITED STATES	Active
Tungsten	Kennametal Huntsville	UNITED STATES	Y
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Y
Tungsten	Niagara Refining LLC	UNITED STATES	Y
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM	Y
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIETNAM	Active
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	Y
Tungsten	ugitech	France
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM	Y
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Y
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	W-Si target	JAPAN

Appendix II – Page 9

Tungsten		Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Y
Tungsten		Xiamen Tungsten Co., Ltd.	CHINA	Y
Tungsten		Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Active
Tungsten		Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Y
Tungsten	60	Assembly Reported Tungsten Smelters
	474	Total Assembly Reported Source Smelters

Appendix II – Page 10